SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  / /

Filed by a Party other than the Registrant  /x/

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/x/  Soliciting Material Pursuant to ss. 240a-12


                              CENTRAL BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

                             FINANCIAL EDGE FUND, LP
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee as provided by Exchange Act
     Rule 0-11(a)(2) and identify for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration No.:
     (3)  Filing Party:
     (4)  Date Filed:


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                                 PL CAPITAL LLC

     20 East Jefferson Avenue                        466 Southern Blvd.
     Suite 22                                        Adams Building
     Naperville, Illinois  60540                     Chatham, New Jersey  07928
     Tel: (630) 848-1340                             Tel: (973) 360-1666
     Fax: (630) 848-1342                             Fax: (973) 360-1720

                              AN IMPORTANT MESSAGE
                FOR FELLOW SHAREHOLDERS OF CENTRAL BANCORP, INC.
                            FROM THE PL CAPITAL GROUP

July 11, 2002

Dear Fellow Central Bancorp, Inc. Stockholder:

We need your support to help us elect the PL Capital Group's highly qualified candidates to the Board of Directors of Central Bancorp at the upcoming Annual Meeting, currently scheduled for September 30, 2002.

Why are we running for election to Central Bancorp's board? The PL Capital Group is one of the largest shareholders of Central. We beneficially own 155,368 shares of Central Bancorp, Inc., approximately 9.5% of Central's outstanding common stock. Our investment firm specializes in the banking industry, and we have a track record of creating shareholder value in underperforming banks/thrifts by placing independent candidates on the boards of the banks/thrifts in which we invest.

Why does Central need board representatives nominated by outside shareholders and not by the inside management of Central? The recent headlines about Enron, WorldCom, Adelphia, Tyco, et. al. have all pointed to the need for public company boards to be independent watchdogs of shareholders interests, not insiders beholden to management for their continued service, perquisites and compensation. We believe Central Bancorp's board is no different in its need. Our candidates, Mr. Garrett Goodbody and Mr. Richard Fates, are independent and highly qualified former banking industry senior executives who will aggressively advocate for the best interests of you and other shareholders.

Over the past year, we have attempted to establish a constructive dialogue with the CEO and board of Central Bancorp, with no success. Central Bancorp CEO John Doherty has refused to even meet with us to discuss our concerns about Central Bancorp's performance and prospects as an independent thrift operating in a highly competitive marketplace. We think outside shareholders such as you, and the PL Capital Group, should have a greater voice in deciding the direction of Central Bancorp.

In the next few months you will receive additional information from us, as well as from the management of Central Bancorp. We urge you to read all of it carefully and make an informed decision. Please do not vote either side's proxy card until you have carefully considered both side's candidates and positions.

Please let us know what you think. Because Central Bancorp stock is primarily held in brokerage firms, in "street name," we have no way of communicating with many of the shareholders of Central Bancorp. We would be very interested to hear from you. Please fill out the enclosed postcard and mail it back to us. Alternatively, you can also contact our proxy firm, D.F. King & Co. at 212-269-5550 (fax #212-952-0137), or us directly at the addresses and phone numbers noted above in the letterhead. Our email addresses are Bankfund@aol.com and Palmersail@aol.com.

Thank you for your consideration.

On behalf of the PL Capital Group,


/s/ Richard Lashley                         /s/ John Palmer

Richard Lashley                             John Palmer
Principal                                   Principal

We encourage you to read the PL Capital Group's Schedule 13D filings with respect to the stock of Central Bancorp, which are available for free at the website of the Securities and Exchange Commission (www.sec.gov).

This letter is not a solicitation of your proxy; the PL Capital Group intends to solicit proxies from you through delivery to you of a proxy statement with accompanying proxy card at a time closer to the Annual Meeting. We encourage you to read our proxy statement when it becomes available because it contains important information. You will be able to get our proxy statement, and any other relevant documents, for free at the web site of the Securities and Exchange Commission (www.sec.gov). A copy of our proxy statement will also be sent directly to you. Our most recent Schedule 13D filing contains a list of the members of the PL Capital Group, who are anticipated to be participants in the PL Capital Group's proposed proxy solicitation, as well as a detailed description of our security holdings of Central. You may also contact us directly to obtain free copies of our proxy statement after it is filed with the SEC.

                                 PL Capital LLC
                            20 East Jefferson Avenue
                                    Suite 22
                              Naperville, IL 60540
                               Tel: (630) 848-1340
                               Fax: (630) 848-1342

        This does not constitute a request for a proxy. You will receive a definitive proxy statement the same time as a proxy is requested from you.

We would like to hear from you. We would appreciate it if you would take a few minutes to fill out the information requested below. Thank you for your time and cooperation.


SHAREHOLDER INFORMATION

NAME:     ____________________________________________________
FIRM:     ____________________________________________________
ADDRESS:  ____________________________________________________
CITY:     ________________________  STATE: ____  ZIP: ________
PHONE:    _______________________   FAX: _____________________

I HOLD MY CENTRAL BANCORP SHARES THROUGH:

_________________________________________       ______________
(NAME OR BROKERAGE FIRM OR BANK)                (SHARES OWNED)

STOCK BROKER OR FINANCIAL ADVISOR INFORMATION

NAME:     ____________________________________________________
FIRM:     ____________________________________________________
ADDRESS:  ____________________________________________________
CITY:     ________________________  STATE: ____  ZIP: ________
PHONE:    ________________________  FAX: _____________________

COMMENTS:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


PLEASE MAIL THIS FORM TO OUR ATTENTION AT THE ADDRESS INDICATED ABOVE. IF YOU PREFER, YOU MAY FAX IT TO THE PL CAPITAL GROUP AT (630) 848-1342; ATTN: MR. JOHN PALMER